Exhibit 31.2

SECTION 302 CERTIFICATION

I, Andrew Drechsler, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A for the period ended December 31, 2019 of Provention Bio, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 8, 2020
/s/ Andrew Drechsler
Andrew Drechsler
Chief Financial Officer